                                                                    EXHIBIT 4.03



                   SHARES OF COMMON STOCK                 SHARES OF COMMON STOCK

                      PAR VALUE $.01                           PAR VALUE $.01

    NUMBER         FORMED UNDER THE LAWS              THIS CERTIFICATE IS TRANSFERABLE           SHARES
                  OF THE STATE OF MARYLAND                 IN NEW YORK, NEW YORK
C                                                             OR BOSTON, MASS.

                                             CUSIP 225756 10 5
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                                   CRESCENT
                          REAL ESTATE EQUITIES, INC.
                            A MARYLAND CORPORATION

--------------------------------------------------------------------------------
THIS CERTIFIES THAT





IS THE OWNER OF
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            FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF


Crescent Real Estate Equities, Inc. (the "Company"), transferable to the Company by the holder hereof in person, or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.


             NAME CHANGED TO CRESENT REAL ESTATE EQUITIES COMPANY
                                     AND
             REORGANIZED AS A TEXAS REAL ESTATE INVESTMENT TRUST.


Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized representatives.


Dated:
                                        Countersigned and Registered
                                          THE FIRST NATIONAL BANK OF BOSTON

[SIG]           [SIG]                   By                      Transfer Agent
Secretary       President                                        and Registrar


                                                          Authorized Signature

      [CRESCENT REAL ESTATE EQUITIES, INC. CORPORATE SEAL MARYLAND 1994]


    THERE ARE RESTRICTIONS ON THE TRANSFER OF THE SHARES EVIDENCED BY THIS
          CERTIFICATE AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.

                  [CRESCENT REAL ESTATE EQUITIES, INC. LOGO]


THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE MAINTENANCE OF THE CORPORATION'S STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER SECTIONS 856 THROUGH 860 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY
(i) BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 8.0 PERCENT (OR SUCH GREATER PERCENT AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING SHARES OF SUCH COMMON STOCK (EXCEPT IN SUCH CIRCUMSTANCES) AS THE EXISTING HOLDER LIMIT SHALL APPLY); (ii) BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY SERIES OF PREFERRED STOCK OF THE CORPORATION IN EXCESS OF 9.9 PERCENT OF THE OUTSTANDING SHARES OF SUCH SERIES OF PREFERRED STOCK; OR (iii) BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK OR PREFERRED STOCK (OF ANY CLASS OR SERIES) WHICH WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(b) OF THE CODE OR WHICH OTHERWISE WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT. ANY PERSON WHO HAS BENEFICIAL OF CONSTRUCTIVE OWNERSHIP OR WHO ACQUIRES OR ATTEMPTS TO ACQUIRE BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS AND ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS EXCESS STOCK AS A TRANSFEREE OF SHARES OF COMMON OR PREFERRED STOCK RESULTING IN AN EXCHANGE FOR EXCESS STOCK (AS DESCRIBED BELOW) IMMEDIATELY MUST NOTIFY THE CORPORATION IN WRITING OR IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER OR ACQUISITION OR PURPORTED CHANGE IN BENEFICIAL OR CONSTRUCTIVE OWNERSHIP, MUST GIVE WRITTEN NOTICE TO THE CORPORATION AT LEAST FIFTEEN (15) DAYS PRIOR TO THE PROPOSED OR ATTEMPTED TRANSFER, TRANSACTION OR OTHER EVENT. ANY TRANSFER OR ACQUISITION OF SHARES OF COMMON STOCK AND/OR PREFERRED STOCK OR OTHER EVENT WHICH RESULTS IN VIOLATION OF THE OWNERSHIP OR TRANSFER LIMITATIONS SET FORTH IN THE COMPANY'S CHARTER SHALL BE VOID AB INITIO AND THE PURPORTED BENEFICIAL AND RECORD TRANSFEREE SHALL NOT HAVE OR ACQUIRE ANY RIGHTS IN SUCH SHARES OF COMMON STOCK AND/OR PREFERRED STOCK. IF THE TRANSFER AND OWNERSHIP LIMITATIONS REFERRED TO HEREIN ARE VIOLATED, THE SHARES OF COMMON OR PREFERRED STOCK REPRESENTED HEREBY AUTOMATICALLY WILL BE EXCHANGED FOR SHARES OF EXCESS STOCK TO THE EXTENT OF VIOLATION OF SUCH LIMITATIONS, AND SUCH SHARES OF EXCESS STOCK WILL BE HELD IN TRUST BY THE CORPORATION, ALL AS PROVIDED BY THE CHARTER OF THE CORPORATION. ALL DEFINED TERMS USED IN THIS LEGEND HAVE THE MEANINGS IDENTIFIED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as tenants in
          common

UNIF GIFT MIN ACT- _________ Custodian _________
                    (Cust)              (Minor)
                   under Uniform Gifts to Minors

                   Act_____________
                        (State)


   Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR THE
  IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------


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   Please print or typewrite name and address including postal zip code of assignee


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                                                       , shares of Common Stock
-------------------------------------------------------
represented by the within certificate, and do hereby irrevocably constitute and appoint

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                                                                       Attorney
----------------------------------------------------------------------
to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated,                                  X
       -------------------------         --------------------------------------
            NOTICE:                                     (SIGNATURE)
    THE SIGNATURE(S) TO THIS
    ASSIGNMENT MUST CORRESPOND
    WITH THE NAME(S) AS WRITTEN         X
    UPON THE FACE OF THE                 --------------------------------------
    CERTIFICATE IN EVERY                                (SIGNATURE)
    PARTICULAR WITHOUT ALTERATION
    OR ENLARGEMENT OR ANY CHANGE
    WHATEVER.

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS
DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
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SIGNATURE(S) GUARANTEED BY:







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